Semrush Appoints Bill Wagner to its Board of Directors

Semrush (NYSE: SEMR), a leading online visibility management and content marketing SaaS (Software as a Service) platform, has appointed Bill Wagner to its board as an independent non-executive director.

“We are excited to welcome Bill to our Board of Directors. He brings 20+ years experience from the SaaS industry that supports our management and operational expertise, and software innovation leadership,” said Oleg Shchegolev, CEO of Semrush. “Attracting leaders such as Bill to our Board demonstrates that our exciting growth trajectory continues.”

Wagner served as the president and chief executive officer of GoTo (formerly LogMeIn, Inc.), one of the world’s top SaaS (software as a service) companies, from 2015 through 2022, after joining the company as chief operating officer in 2013. During his tenure, LogMeIn grew from a small-cap public company with $140 million in revenue to an industry leader with 4,000 employees, 2 million customers and more than $1 billion in revenue. LogMeIn was acquired by Francisco Partners and Evergreen Coast Capital for $4.3 billion in 2020.

Wagner serves on the board of directors of Akamai (NASDAQ: AKAM) and ChurnZero, a privately-held SaaS company. He is also on the board of advisors for BUILD Boston, an organization dedicated to the educational and professional success of youth from under-resourced communities.

“Before being a CEO, I oversaw marketing organizations and witnessed teams struggle to manage the disparate tools required to run a modern, digital-centric marketing department. Because of this experience, I instantly recognized the value of Semrush’s approach to unite SEO, content marketing, competitive research, PPC and social media marketing into a unified, highly-differentiated SaaS platform,” said Wagner. “I’m looking forward to working with Oleg and the Semrush team as the company continues to grow and gain share in this large and developing market.”

Semrush remains focused on strengthening its leadership and talent acquisition at all levels of the organization, including the Board of Directors. Wagner will serve as a Class II director and is expected to be included in the company's slate of nominees for election to the Board at the 2023 Annual Meeting of Stockholders. Wagner joins a team of seasoned leaders from technology, internet, and investment sectors including Semrush founders Oleg Shchegolev and Dmitri Melnikov; former CFO of Zynga and App Annie Mark Vranesh; Greycroft Partner Dylan Pearce; Siguler Guff Managing Director Roman Simonov, and former CEO of Vistaprint Trynka Shineman.

About Semrush
Semrush is a leading online visibility management SaaS platform that enables businesses globally to run search engine optimization, pay-per-click, content, social media and competitive research campaigns and get measurable results from online marketing. Semrush offers insights and solutions for companies to build, manage, and measure campaigns across various marketing channels. Semrush, with over 91,000 paying customers, is headquartered in Boston and has offices in Philadelphia, Dallas, Amsterdam, Berlin, Barcelona, Prague, Warsaw, Belgrade, and Limassol as well as new locations in Turkey, Armenia, and Georgia.

Forward-Looking Statements
This press release may include forward-looking statements regarding the growth of Semrush, the size and development of the market for its products and future leadership. Such forward-looking statements may be identified by the use of the following words (among others): “continues,” “remains,” “believes,” “expects,” “may,” “will,” “plan,” “should" or "anticipates," or comparable words and their negatives. These forward-looking statements are not guarantees but are subject to risks and uncertainties that could cause actual results to differ materially from the expectations contained in these statements. For a discussion of such risks and uncertainties, see "Risk Factors" in Semrush’s filings with the Securities and Exchange Commission, including its most recent quarterly report on Form 10-Q. Semrush assumes no obligation to update any forward-looking statements contained in this press release in the event of changing circumstances or otherwise, and such statements are current only as of the date they are made.

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